Exhibit 32

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed by Radius Global Infrastructure, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

August 11, 2021	/s/William H. Berkman
William H. Berkman
Chief Executive Officer

August 11, 2021	/s/Glenn J. Breisinger
Glenn J. Breisinger
Chief Financial Officer and Treasurer